UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2011

STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33836	20-3974034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX	77002

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 751-2700

None

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stewart & Stevenson LLC (“the Company”) announced on February 24, 2011, the appointment of Anthony G. Petrello, J. Robinson West and Munawar (Micki) H. Hidayatallah as new members to serve on its Board of Directors.

Mr. Petrello has been President and Chief Operating Officer of Nabors Industries Ltd. since 1992 and also serves as a Director. Mr. Petrello holds a J.D. degree from Harvard Law School as well as B.S. and M.S. degrees from Yale University.

Mr. West is Chairman and Chief Executive Officer of PFC Energy, an international energy consulting firm.  He is a Director for Key Energy Services and Magellan Petroleum Corporation.  Mr. West holds a J.D. degree from Temple University and a B.A. degree from the University of North Carolina. He is also a member of the National Petroleum Council and the Council on Foreign Relations.

Mr. Hidayatallah served as Chairman and Chief Executive Officer of Allis Chalmers Energy Inc. from 2001 to 2011. Prior to that, he was Chief Financial Officer and a Director of IRI International Corporation. He is a member of the Institute of Chartered Accountants.

A copy of the press release announcing Mr. Petrello’s, Mr. West’s and Mr. Hidayatallah’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number                                Description
99.1                      Press release dated February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON LLC

By:           /s/ John B. Simmons
John B. Simmons
Chief Financial Officer

March 1, 2011